Exhibit (a)(4)

LETTER TO CLIENTS
                                    TXU CORP.
                           OFFERS TO PURCHASE FOR CASH
        CORPORATE UNITS IN SUCH AMOUNT AND FOR SUCH PRICE AS IS DESCRIBED
                            IN THE OFFER TO PURCHASE
                                       AND
         INCOME PRIDES IN SUCH AMOUNT AND FOR SUCH PRICE AS IS DESCRIBED
                            IN THE OFFER TO PURCHASE

--------------------------------------------------------------------------------
  THE OFFER WITH RESPECT TO CORPORATE UNITS AND THE OFFER WITH RESPECT TO INCOME PRIDES (EACH, AN "OFFER" AND, COLLECTIVELY, THE "OFFERS") AND YOUR RIGHT TO WITHDRAW FROM EITHER OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME ON OCTOBER 13, 2004, UNLESS, WITH RESPECT TO EITHER OFFER, SUCH OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE" APPLICABLE TO SUCH OFFER).
--------------------------------------------------------------------------------

                                                              September 15, 2004


To Our Clients who are Beneficial Owners of Corporate Units and/or Income
PRIDES:

Enclosed for your consideration is the Offer to Purchase for Cash, dated September 15, 2004 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offers") by TXU Corp., a corporation organized under the laws of Texas ("TXU"), to purchase for cash its Corporate Units and Income PRIDES (each, a "Security" and collectively the "Securities"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal enclosed herewith. Only Securities validly tendered and not properly withdrawn will be purchased.

A TENDER OF YOUR SECURITIES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SECURITIES HELD BY US FOR YOUR ACCOUNT.

Accordingly, please use the attached Instruction Form to instruct us as to whether you wish us to tender any or all of the Securities we hold for your account on the terms and subject to the conditions of the Offers.

         I.  WE CALL YOUR ATTENTION TO THE FOLLOWING:

         1. Each Offer and related withdrawal rights will expire at midnight, New York City time on Wednesday, October 13, 2004, unless TXU extends or earlier terminates such Offer.

         2. TXU is offering to purchase (i) up to 11,433,285 of its outstanding Corporate Units, and (ii) up to 8,700,000 of its outstanding Income PRIDES.

         3. Neither the management of TXU nor its board of directors, the co-dealer managers, the Depositary, the information agent or their respective affiliates make any recommendation to any holder of any of the Securities as to whether to tender any such Securities or not. TXU has not authorized any person to make any such recommendation. Holders of the Securities should carefully evaluate all information in the offers, consult their own investment and tax advisors, and make their own decisions about whether to tender such Securities and, if so, how many Securities to tender.

         4. If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Securities, we will tender all such Securities unless you specify otherwise on the attached Instruction Form.

         5.  There will be no guaranteed delivery procedures.

PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SECURITIES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFERS.

The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Securities residing in any jurisdiction in which the making of the Offers or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

         II.  INSTRUCTION FORM

INSTRUCTIONS FOR TENDER OF CORPORATE UNITS AND/OR INCOME PRIDES

By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase and the Letter of Transmittal in connection with the Offers by TXU to purchase the Securities in such amount and for such price as is described in the Offer to Purchase. The Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal, which, as each may be amended or supplemented from time to time, together constitute the Offers.

This will instruct us to tender to TXU on your behalf, the number of Securities indicated below (or if no number is indicated below, all Securities) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the applicable Offer or Offers.

Number of Corporate Units to be tendered:___________

Number of Income PRIDES to be tendered:___________

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING OWNER OF SECURITIES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                                     Address:
Name:____________________________________      Address:_________________________
                                               _________________________________
Signature:_______________________________      _________________________________

Printed name (if signatory is not the          Telephone Number:
beneficial owner):
________________________________________       _________________________________

Title or Capacity (if signatory is not         Tax ID or Social Security Number:
the beneficial owner):
________________________________________       _________________________________

Date Executed:

________________________________________

THIS FORM MUST BE RETURNED TO THE BENEFICIAL OWNER'S BANK OR BROKER AND NOT TO THE DEPOSITARY, WITH SUFFICIENT TIME FOR THE BENEFICIAL OWNER'S BANK OR BROKER TO INSTRUCT THE DEPOSITARY TO EXECUTE THE ABOVE TRANSACTIONS PRIOR TO THE APPLICABLE EXPIRATION DATE.


                                       3